Customer: Delaware Life Insurance Company (“Customer”)

Bill To Address:	Ship To Address:

Billing Contact	Primary Contact

Billing Email	Primary Email

Billing Phone	Primary Phone

Start Date (the “Start Date”)	End Date (the “End Date”)	Billing Frequency	Billing Currency	Payment Method	Payment Terms
July 1, 2025	June 30, 2030	Monthly in arrears, unless set forth otherwise herein	USD	ACH/Wire Transfer	Net 30 from receipt of invoice

Terms and Conditions

1.

This Order Form is governed as an Order under the terms of the Services Agreement, dated as of July 1, 2025, between Zinnia Tech Solutions LLC and Customer (the “Agreement”) and the Third Party Administration Addendum, dated as of July 1, 2025, among Zinnia Tech Solutions LLC, Se2, LLC, Zinnia Digital Service LLP, Customer and Security Distributors, LLC. Any capitalized terms used but not defined herein have the meaning set forth in the Agreement. As used in this Order Addendum, “Zinnia” refers to Se2, LLC and Zinnia Digital Service LLP with respect to the TPA Services and Security Distributors, LLC., solely with respect to the Brokerage Services. Any capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

2.	This Order Form commences on the Start Date and will continue through the End Date, each as identified above (“Subscription Term”).

3.	Zinnia will perform the Services according to the service descriptions set forth in Appendix A (Service Descriptions) at the service levels described in Appendix D (“Service Levels”).

4.

Zinnia’s performance of its obligations under the Agreement and this Order Form is dependent upon Customer’s timely management and fulfillment of its obligations (“Customer Obligations”). To ensure timely and effective delivery of Services, Customer agrees to perform the following Customer Obligations:

a.	provide to Zinnia complete, accurate and up-to-date billing and contact information and promptly notify Zinnia in writing of any changes to such information;

b.	provide Customer Materials required to configure the Services to meet Customer’s business requirements in a timely manner and in accordance with mutually agreed dates;

c.	provide any information and materials necessary for Zinnia to provide the Services, as reasonably requested by Zinnia;

d.	appropriately safeguard all login credentials provided to Customer by Zinnia, including not disclosing such information except to a Customer employee who has a need to know;

e.	provide Zinnia reasonable access to relevant personnel, and documentation as needed; and

f.

provide Zinnia reasonable access or outputs from any third-party vendors or external systems as needed; and ensure that necessary internal resources are reasonably available to support the provision of the Services.

5.

Zinnia will not be held responsible for delays or inaccuracies in the provision of the Services, including missed Service Levels, if those delays or inaccuracies are caused by Customer’s failure to promptly and accurately fulfill the Customer Obligations.

6.

Customer will pay Zinnia the fees outlined in Appendix B (Pricing), subject to Section 3 of the Agreement. Pursuant to Section 3 of the Agreement, all fees outlined in Appendix B are exclusive of all applicable taxes.

Agreed:

SE2, LLC	ZINNIA DIGITAL SERVICE LLP

By: _________________________________	By: _________________________________
Name:	Name:
Title:	Title:
Date:	Date:

ZINNIA TECH SOLUTIONS LLC	DELAWARE LIFE INSURANCE COMPANY

By: _________________________________	By: _________________________________
Name:	Name:
Title:	Title:
Date:	Date:

SECURITY DISTRIBUTORS LLC

By: _________________________________
Name:
Title:
Date:

Appendix A (Service Descriptions)

TPA Services
	Services	Operating Guidelines*
	• General administrative processes applicable to multiple functions	• Clean Desk • Community Property • Error Corrections

General Administration		• Exceptions and Escalations

• NIGO Post Issue

• Signatures

• Two-Way Communication

Call Center	• Call center support, including telephone charges for contracted services	• Security Verification Call Opening and Closing

	• Non-financial processing • Financial processing • Quality Review	• Telephone Authorization • Billing Change • Government Allotment

• Listbill

• Automatic Premium Loans

• Advance Premium Deposits

• Commute to Single Premium

• List Bill Payments

• Loan Payments

• Purchases

• Receivables

• Reconciliation

In-force Processing		• Reinstatements

• Return Checks

• Stop Payments

• Foreclosures

• Hardship Withdrawals

• Loans

• Loan Surrenders

• Outgoing Transfers

• Redemptions

• Regulation 60-Outgoing Transfers

• 712 Form

• 712 Form Due to Death of Owner

• Death Initial Notification

• Death Claim Processing

• Death Audit Scrub

• Divorce

• Exchanges

• Future Allocations

• One Time Rebalance

• Automatic Asset Rebalance

• Dollar Cost Averaging

• Systematic Withdrawals

• Annutization Annuity and Life

• Annuitization at Max ACD with LBR

• Illustration Annuization Quote

• Maturity - Endowments

• Maturity - Life

• Banking

• EFT Draw

• Beneficiary Change

• Ownership Change

• Address Email Phone Number Change

• Address Screener

• National Change of Address

• Lost Security Holder

• Lost Security Holder Report

• Return Mail

• Secondary Addressee

• Annuitant Change

• Assignments

• Collateral Assignment

• Correspondence

• Custodial-Corporate Owned contracts

• Date of Birth Change

• Duplicate Policy

• Legal Requests

• Name Change

• Qualification Change

• Power of Attorney

• Reregistration (Title) Change

• CA Paid Up Letter

• Add Remove Convert Riders

• Conversions

• Date of Birth and Gender Changes

• Decrease

• Delete Rider Benefit

• Endorsement

• Increase

• Non Forfeiture Option

• Modified Endowment Contract

• Smoker Rate Change

• Special Class

• Terminating Riders

• Waivers

• Illustration Quote

• 403b/Pension Plan Maintenance Activities

• Viewconnect - Plan Aggregation Support System

• NSCC Banking Activity (Finance)

• Release of Assignment Letter

• Assignment Letter

• Primary and Contingent Letter

• Contingent Letter

• Verification of Life Letter

• Death of Spouse Letter

• Death of Non-Spouse Letter

• Death Trust Letter

• Death Individual Letter

• Death Estate Letter

• Death General Certificate Letter

• California Explanation of Benefit Letter

• Spousal Continuance Letter

• Divorce IRA Letter

• Divorce NQ Letter

• Divorce TSA Non-Employer Sponsored Letter

• Over Loaned Notification Letter

• Excess Loan Payoff Return Funds Letter

• Insufficient Loan Payoff Amount letter

• Loan in Forfeiture Letter

• Hold Harmless Letter

• Letter of Indemnity Letter

• Apology Letter

• NIGO Post Issue

• Annual Cross Year Transaction Audit Blackout Period

• Call Center Resource and Supervisor Guidelines

• Delaware CARES Act Guideline

• Conservation

• Do Not Hire Guideline

• Document Delivery

• Due Diligence

• FATCA Guideline

• Incoming Transfers

• Internal Conversion

• Investment Option Renewals and Fixed Renewals

• Lost Security Holder

• Manual Check Guideline

• Misdirected Calls Mail Funds Not Serviced at SE2

• No broker Firm Process

• Nursing Home Waiver

• OFAC – Homeland Tracker

• Pension Election

• Receivables Letters of Indemnity

• Regulation 60 Incoming Transfers

• Representative Renewals

• Security Password Handling

• Tax Aggregation

• Guideline for Taxable Amount Not Determined

• Transfer Follow Ups

• Travelers Assistance Program

• Underwriting

• Watch List Processing

• Web Security Settings

• DST Vision

	• Reconciliation	• General ledger (finance)

	• General ledger support	• Separate account (finance)

	• Tax form and processing support	• 72(u) Taxation • PS58 Qualified

	• Cash Reconciliation and Processing • Separate account support	• PS58 Split Dollar • Resident and Non-Resident Aliens

	• Abandoned property support	• Tax Form Corrections

• Taxation (Finance)

• Taxation (Operations)

• W-9 Certification

Finance		• Cash Reconciliation (Finance)

• Suspense (Finance)

• Policy Loans (Finance)

• Commission Reconciliation (Finance)

• Abandoned Property (Finance)

• Bank Reconciliation (Finance)

• Blackline Process Overview (Finance)

• Integration (Finance)

• Escheatment (Operations)

	• Lockbox / cashiering (deposits)	• DD Date and Time Stamp

Mail Operations	• Incoming mail processing	• DD Incoming Mail

	• Return mail processing	• DD Return Mail

	• Outbound mail processing	• DD Indexing

• DD Money Processing

	Print of following correspondence including but not limited to:	N/A

Print Operations	• Checks

• Commission statements

• Automated Letters

• Anniversary statements

• Confirmations - all applicable as defined In the MSA & Operational Guidelines

• Ad hoc Correspondence

Reporting	• Monthly score card	N/A

	• Complaint support	• Anti-Money Laundering

	• Audit support	• Child Support Lien Data Match

	• Compliance monitoring	• Complaints

	• Regulatory support	• Complaints Received Compliance

Compliance/Regulatory		• Section 22c-2

• Potential Privacy Incident

• Proxy Mailing List

• Suspicious Activity

	• Distribution Records Maintenance	• Agent Setup

	• Commissions	• Contracts and Selling Agreements

• Not in Good Order (“NIGO”) Agent Requirements

• Sales Entity Overview

• Marketing Administration Correspondence

Distribution Support		• Rep. Address Change

• Rep. Change

• Linking and Delinking BIN

• Commissions Direct Deposit

• Electronic File Requests

• Sales Entity Commissions

• Representative Termination

Brokerage Services
	Services	Operating Guidelines*

	• Pricing & trading	• VPA Pricing Trading (Fund Management)

	• Fund house settlement	• Fund Company Settlements (Fund Management)

Fund Management	• Reconciliations	• Fund Company Communications (Fund Management)

	• Trading reporting	• Performance Returns Business Process

• NSCC Trading Business Process

*

Represents the Operating Guidelines which have been approved by, and are currently in place for, the Customer. For the avoidance of doubt, Zinnia may utilize additional internal operating procedures in delivering the Services, which will not be subject to Customer approval.

Appendix B (Pricing)

For the first calendar year of the Subscription Term, the fee hereunder shall be based on Pricing Tier 31. For purposes of determining the applicable pricing tier thereafter, the in-force policy count as of January 1st of each applicable calendar year shall be aggregated across both this Order (between Zinnia and Customer) and the separate TPA Order Form between Zinnia and Clear Spring Life & Annuity Company (“CSLAC”).

The annualized fee for the applicable tier shall then be apportioned based on the ratio of Customer’s in-force policies to the total aggregated in-force policy count across both Customer and CSLAC. This apportioned amount shall constitute the Customer’s fee for that calendar year.

In the event that the separate TPA Order Form between Zinnia and CSLAC is terminated during the Subscription Term, the aggregated in-force policy count will be adjusted as of the effective date of such termination to reflect only the active agreement(s). Zinnia will then determine the applicable pricing tier based on the updated in-force policy count and recalculate the applicable fees on a go-forward basis. Customer’s obligation to pay fees shall thereafter be based solely on its own in-force policy count and the corresponding pricing tier.

Pricing Tier	Minimum In-Force Policies	Maximum In-Force Policies	Fee ($) (Annualized)
1	0	2,808	[***]
2	2,809	4,211	[***]
3	4,212	5,615	[***]
4	5,616	8,423	[***]
5	8,424	11,230	[***]
6	11,231	14,038	[***]
7	14,039	16,845	[***]
8	16,846	19,653	[***]
9	19,654	22,460	[***]
10	22,461	28,075	[***]
11	28,076	33,690	[***]
12	33,691	42,113	[***]
13	42,114	50,535	[***]
14	50,536	58,958	[***]
15	58,959	67,380	[***]
16	67,381	75,803	[***]
17	75,804	84,225	[***]
18	84,226	92,648	[***]
19	92,649	101,070	[***]
20	101,071	109,493	[***]
21	109,494	117,915	[***]
22	117,916	126,338	[***]
23	126,339	134,760	[***]

24	134,761	143,683	[***]
25	143,684	152,605	[***]
26	152,606	163,335	[***]
27	163,336	174,065	[***]
28	174,066	185,533	[***]
29	185,534	197,000	[***]
30	197,001	220,000	[***]
31	220,001	252,675	[***]

Zinnia will apply a discount to the fees due under this Order each calendar year, as detailed below. These discounts reflect anticipated operational efficiencies and automation improvements and will be calculated net of any services taken back by the Customer (including, but not limited to, any takeback of call center services). In no event shall the discount for any given year exceed the corresponding capped amount indicated below:

•	2025: [***]

•	2026: [***]

•	2027: [***]

•	2028: [***]

•	2029: [***]

Appendix C (Out of Scope & Assumptions)

Out of Scope

•	All inbound calls will route from Customer’s IVR.

•	New business - all products are closed for sale. Subsequent premiums are allowed for flexible premium products.

•	Reinsurance integration or reinsurance administration (i.e. handling of reinsurance agreements, monitoring carrier’s risk exposure, tracking reinsurance claims, etc.)

•	Underwriting/Suitability

•	Any modifications to the existing services provided between Zinnia and Customer

•	Products not administered by Zinnia as of the Start Date

Assumptions

•	General Assumptions:

•

Service descriptions assume Customer’s use of existing Operating Guidelines in place for Customer. Operating Guidelines may be modified via the existing process in place on the Start Date. Modification may incur additional charges

•	Zinnia completes end-to-end processing for all items with the exception of the following, which Customer will continue to perform:

•	FAST Claims: Notification of Death, generation of Initial claim package, follow up letters, review of returned packages for IGO/NIGO determination.

•	Receivable/overpayment handling once an Item appears on the overpayment report. Overpayment report Is generated by Zinnia.

•	Inbound calls on LifeCad contracts with the exception of claims, fund exchanges, LNA

•	FAST Claims calls

•	Zinnia uses its standard tools and templates for project execution, tracking and status reporting

•	Customer functional and technical management resources are responsible for coordinating and driving the decision-making process within the Customer organization

•	Customer will provide notification of fund closures, re-names and mergers

•	All services as performed by Zinnia today will remain unchanged, unless otherwise set forth herein.

•	Contact Center & Mail Operations

•	Zinnia will maintain contact center hours Monday through Friday from 8:30am-6:00pm EST, excluding U.S. stock market holidays

•	Recorded call retention for incoming calls is three years

•	All materials will be provided in the English language unless otherwise specified

•	Processing

•	Customer to provide rates in an agreed upon, standardized format

•	Standard Licensing and Commissions work goes to Customer for review prior to being sent to Zinnia for processing.

•	Generally, Customer will handle collection activities in cases of overpayment. Refer to Receivables guideline for additional details.

•	“Pass-Through Expenses” include costs associated with:

•	Postage

•	Express mail charges

•	Envelopes

•	Storage & retrieval (e.g., Iron Mountain)

•	Database Searches (e.g., Accurint/Lexis Nexis)

•	RR Donnelley

•	Document repository services (e.g., Cathedral)

•	Other costs billed to Customer without an administrative fee:

•

General printing, printing of SOAs, and printing of RMD letters will be billed to Customer as incurred at the current rates of $[***] per black & white page and $[***] per color page. These rates are subject to annual review and adjustment in the event of increased actual costs to Zinnia.

•	SOVOS transaction fees and tax printing fees

Appendix D (Service Levels)

[***]